                                                                     EXHIBIT 5.1

            [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP LETTERHEAD]

June ___, 2006

Bank Street Telecom Funding Corp.
One Landmark Square
18th Floor
Stamford, CT 06901

         RE: REGISTRATION STATEMENT ON FORM S-1 (NO. 333-127238)

Ladies and Gentlemen:

         We have acted as special counsel for Bank Street Telecom Funding Corp., a Delaware corporation (the "Company"), in connection with the underwritten initial public offering (the "Offering") by the Company of its 12,650,000 units
(the "Units"), with each Unit consisting of one share of the Company's common stock, par value $.0001 per share (the "Common Stock"), and one warrant to purchase one share of the Common Stock (the "Warrant"), including up to
1,650,000 Units which may be offered and sold upon the exercise of an over-allotment option granted to the underwriters by the Company. The Units are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company and Citigroup Global Market Inc., as representative of the underwriters (the "Underwriting Agreement"). The opinion set forth below is based on the assumption that prior to the sale of the Units pursuant to the
Underwriting Agreement, the Company's Amended and Restated Certificate of
Incorporation will have become effective substantially in the form filed as
Exhibit 3.1 to the Registration Statement, as amended, of the Company on Form
S-1 (No. 333-127238) (the "Registration Statement"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and
(iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

         (a)  the Registration Statement;

         (b)  the Underwriting Agreement, in the form filed as Exhibit 1.1 to the Registration Statement.

         (c)  the Warrant, in the form filed as Exhibit 4.3 to the Registration
              Statement; and

         (d)  the Warrant Agreement between the Company and the Continental
              Stock Transfer & Trust Company, as trustee, in the form filed as
              Exhibit 4.4 to the Registration Statement;

         The documents referred to in items (a) through (d) above, inclusive, are referred to herein collectively as the "Documents."

         In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or representatives of the
Company and others and assume compliance on the part of all parties to the
Documents with the covenants and agreements contained therein.

         To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Documents (other than the Company), who are not natural persons, are validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) the parties to the
Documents (other than the Company) have the power and authority to execute and deliver the Documents, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (iii) the Documents have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, all of the parties thereto (other than the Company), and are enforceable against such parties in accordance with their terms, and (iv)
such parties will comply with all of their obligations under the Documents and all laws applicable thereto.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when the
Registration Statement becomes effective under the Securities Act of 1933, as amended ("Securities Act"),

         1. The Common Stock included in the Units, when and to the extent issued, delivered and paid for in accordance with the terms of the Underwriting
Agreement, will be validly issued, fully paid and non-assessable.

         2. The Warrants included in the Units, when and to the extent executed, authenticated, issued, delivered and paid for in accordance with the terms of the Warrant, the Warrant Agreement and the Underwriting Agreement, will constitute valid and binding agreements of the Company enforceable against the
Company in accordance with the terms of the Warrant Agreement.

         3. The Common Stock, when and to the extent issued, delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

         The opinions set forth above are subject to the following
qualifications:

         (A) We express no opinion as to:

         (i) the validity, binding effect or enforceability of any provision of the Warrant or the Warrant Agreement relating to indemnification, contribution or exculpation (I) in connection

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with violations of any applicable laws, statutory duties or public policy, (II)
in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III)
under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

         (ii) the validity, binding effect or enforceability of any provision of the Warrant or the Warrant Agreement relating to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

         (iii) the validity, binding effect or enforceability of any provision of the Warrant or the Warrant Agreement containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect
(all of the foregoing, collectively, a "Waiver") by the Company under the
Warrant or the Warrant Agreement to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a
Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law
(including judicial decisions); and

         (iv) the validity, binding effect or enforceability of any provision of the Warrant or the Warrant Agreement relating to forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of
New York.

         (B) The opinions expressed herein are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         The opinions expressed herein are limited to the laws of the State of
New York and, to the extent relevant, the General Corporation Law of the State of Delaware, each as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the prospectus that is included in the Registration
Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities
Act.

                                              Very truly yours,

                                 FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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